As filed with the Securities and Exchange Commission on January 3, 2000
                                                      Registration No. 333-77703

                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                Post Effective Amendment No. 1 on Form S-8
                  To Registration Statement on Form S-4
                                    Under
                        The Securities Act of 1933

                           UTILICORP UNITED INC.
           (Exact name of Registrant as specified in its charter)

               DELAWARE                                        44-0541877
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

                           20 West Ninth Street
                      Kansas City, Missouri 64105-1711
            (Address of Registrant's principal executive offices)

                    St. Joseph Light and Power Company
                         Retirement Savings Plan
                     Long-Term Stock Incentive Plan
                     1998 Long-Term Incentive Plan
                       (Full title of the plans)

                     LESLIE J. PARRETTE JR., ESQ.
                        UTILICORP UNITED INC.
                        20 WEST NINTH STREET
                   KANSAS CITY, MISSOURI 64105-1711
                           (816) 421-6600
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                CALCULATION OF REGISTRATION FEE

==================================================================================================
Title of Securities           Amount to be          Maximum Offering      Proposed Maximum
to be Registered              Registered            Price Per Share       Aggregate Offering Price
--------------------------------------------------------------------------------------------------
Common Stock,                 60,000 shares (1)     (1)                   (1)
par value $1 per share
--------------------------------------------------------------------------------------------------
Participations                (2)
--------------------------------------------------------------------------------------------------
Preference Stock              (3)                   (3)                   (3)
Purchase Rights
==================================================================================================

(1) These shares were originally registered on the Registration Statement on Form S-4 to which this Amendment relates. See Explanatory Note.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described above.
(3) Prior to the occurrence of certain events, the Preference Stock Purchase Rights will not be evidenced separately from the Common Stock.

                             EXPLANATORY NOTE

This Post-Effective Amendment on Form S-8 to Registration Statement on Form S-4 covers an indeterminate amount of plan interests and 60,000 shares of Common Stock, par value $1.00 per share, of UtiliCorp United Inc. (the "Company"), originally registered on Registration Statement No. 333-77703 on Form S-4 (the S-4 Registration Statement") to which this is an amendment and which may be issued pursuant to the plans referred to above. The registration fees in respect to the securities registered hereby were paid at the time of the original filing of the S-4 Registration Statement.

                                 Part II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by UtiliCorp United Inc. are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2000; and

     3.  The Company's Current Report on Form 8-K dated December 13, 2000.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4:  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Certificate of Incorporation of the Company contains a provision that eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

     There is in effect for the Company a dual phase insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (excluding expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policy also reimburses the Company for liability incurred in the indemnification of its directors and officers.

     There is also in effect a Bylaw provision entitling officers and directors to be indemnified by the Company against costs or expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with any action, suit or proceeding, including actions brought by or in the right of the Company, to which such persons are made or threatened to be made a party, by reason of their being a director or officer. Such right, however, may be made only as authorized by (i) a majority vote of a quorum of disinterested directors, or (ii) if such quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel, or (iii) by the stockholders of the Company, upon a determination that the person seeking indemnification acted in good faith and in the manner that he or she reasonably believed to be in or not opposed to the Company's best interest, or, if the action is criminal in nature, upon a determination that the person seeking indemnification had no reasonable cause to believe that such person's conduct was unlawful. This provision also requires the Company, upon authorization by the Board of Directors, to advance costs and expenses, including attorneys' fees, reasonably incurred in defending such actions; provided, that any person seeking such an advance first provide the Company with an undertaking to repay any amount as to which it may be determined such person is not entitled.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8:     EXHIBITS
-------     --------

*4.1.a      Certificate of Incorporation of the Company. (Exhibit 3(a)(1) to the Company's
            Annual Report on Form 10-K for the year ended December 31, 1991).

*4.1.b      Certificate of Amendment to Certificate of Incorporation of the Company. (Exhibit
            4(a)(1) to Registration Statement No. 33-16990 filed September 3, 1987).

*4.1.c      Certificate of Amendment to Certificate of Incorporation of the Company (Exhibit
            4(a)(5) to the Company's Registration Statement No. 33-50260, filed July 31, 1992).

*4.1.d      Certificate of Amendment to Certificate of Incorporation of the Company (Exhibit 3.2
            to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998).

*4.2        By-laws of the Company as amended. (Exhibit 3.1 on Form 10-Q for the quarter ended
            June 30, 1998).

5           Opinion of Leslie J. Parrette, Jr., counsel to the Company.

23.1        Consent of Leslie J. Parrette Jr., counsel to the Company (included in Exhibit 5).

23.2        Consent of Arthur Andersen LLP, Kansas City, Missouri, independent public accountants.

*24         Power of Attorney (Exhibit 24 on the S-4 Registration Statement).

(An * denotes that the item is herein incorporated by reference)

Item 9:  Undertakings

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; and

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement No. 333-77703 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on January 2, 2001.

                                      UTILICORP UNITED INC.

                                      By: /s/ Peter S. Lowe
                                          -----------------------------------
                                          Peter S. Lowe
                                          Senior Vice President and Chief
                                          Financial Officer (Principal Financial
                                          and Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on January 2, 2001 by the following persons in the capacities indicated:

     SIGNATURE                                  TITLE
     ---------                                  -----
Richard C. Green, Jr.*                   Chairman of the Board and Chief
                                         Executive Officer (Principal Executive
                                         Officer)

/s/ Peter S. Lowe                        Senior Vice President and Chief Financial
-------------------------                Officer (Principal Financial and Accounting
Peter S. Lowe                            Officer)

Richard C. Green, Jr.*        )
John R. Baker*                )
Herman Cain*                  )
Robert K. Green*              )          A majority of the Board of Directors
Irvine O. Hockaday, Jr.*      )
Stanley O. Ikenberry*         )
Robert F. Jackson, Jr.*       )
L. Patton Kline*              )

*By: /s/ Dale J. Wolf
     ----------------
     Dale J. Wolf
     As attorney-in-fact for the above-named officers and directors pursuant to powers of attorney duly executed by such persons